Exhibit 99.1

[Logo of Michael Foods Inc.]	NEWS

301 Carlson Parkway ■ Suite 400 ■ Minnetonka, MN 55305 ■ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS SECOND QUARTER RESULTS

MINNETONKA, August 14 — Michael Foods, Inc. today reported financial results for the quarterly period ended June 30, 2006. Net earnings for the three months ended June 30, 2006 were $6.5 million, compared to $8.2 million in the 2005 period, a decrease of 21%. Net sales for the three months ended June 30, 2006 were $298.9 million, compared to $301.1 million in the 2005 period, a decrease of 1%. Net earnings for the six months ended June 30, 2006 were $10.7 million, compared to $15.1 million in the 2005 period, a decrease of 29%. Net sales for the six months ended June 30, 2006 were $606.3 million, compared to $606.1 million in the 2005 period.

Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined in our credit facility) for the three months ended June 30, 2006 were $43.2 million, compared to $43.3 million in the 2005 period, a decrease of 0.2%. EBITDA for the six months ended June 30, 2006 was $82.4 million, compared to $84.9 million in the 2005 period, a decrease of 3%. We use EBITDA as a measurement of our financial results because we believe it is indicative of the relative strength of our operating performance, it is used to determine incentive compensation levels and it is a key measurement contained in the financial covenants of our senior indebtedness.

Commenting on the results, Chairman and Chief Executive Officer Gregg A. Ostrander said, “Second quarter sales and earnings results from the higher value-added side of our Egg Products Division, in both the Foodservice and Retail trade channels, were encouraging. Three of those four product lines showed earnings growth in the quarter. Continuing the trend of recent quarters, the lower value-added Food Ingredients business continued to be impacted by very low pricing last quarter, reflecting an excess market supply of eggs. This led us to either not pursue volume that was clearly unprofitable or to accept business at undesirable margin contributions. Given national flock reduction activities and a firming graded egg market, there are signs that this part of the egg market may be bottoming and turning around after a very difficult period. Overall, EBITDA for the Division declined 4% year-over-year, which, given the difficult egg markets, was commendable.”

Ostrander added, “Results from our other two divisions were solid. Refrigerated Distribution second quarter EBITDA climbed 19%, with the core branded Crystal Farms cheese line showing strong volume and market share growth. Distributed products unit sales, in total, were up over 4% year-over-year for the quarter. Potato Products results showed good second quarter sales growth and modest EBITDA growth. Retail potato products sales showed significant growth, while the foodservice portion of the business experienced notable margin expansion.”

Ostrander concluded, “We are pleased that the economic model of our Egg Products business continues to operate as expected, providing meaningful counterbalances when parts of that business run into difficult market conditions. Markets will fluctuate over time, but we will focus on what we do very well, which is sell value-added egg products to customers around the globe. With good momentum in our other two divisions, we still expect that we will manage our way to higher EBITDA for the full year.”

Segment data follows (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Quarter ended June 30, 2006:
External net sales	$207,585	$64,270	$27,058	N/A	$298,913
Net earnings	9,608	2,758	2,662	(8,485)	6,543
EBITDA*	33,220	5,587	5,748	(1,305)	43,250
Quarter ended June 30, 2005:
External net sales	$211,823	$65,043	$24,259	N/A	$301,125
Net earnings	11,333	2,130	2,484	(7,716)	8,231
EBITDA*	34,533	4,708	5,698	(1,623)	43,316

Six months ended June 30, 2006:
External net sales	$420,570	$132,886	$52,848	N/A	$606,304
Net earnings	18,077	4,739	4,747	(16,901)	10,662
EBITDA*	64,767	10,000	10,654	(3,056)	82,365
Six months ended June 30, 2005:
External net sales	$427,085	$130,908	$48,096	N/A	$606,089
Net earnings	22,063	4,259	4,417	(15,664)	15,075
EBITDA*	68,510	9,381	10,519	(3,542)	84,868

*	as defined in our senior credit facility.

We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles our net earnings to EBITDA for the three months ended June 30, 2006 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$9,608	$2,758	$2,662	$(8,485)	$6,543
Interest expense, excluding amortization of debt issuance costs	98	—	—	12,353	12,451
Amortization of debt issuance costs	—	—	—	381	381
Income tax expense (benefit)	5,078	1,530	1,470	(4,579)	3,499
Depreciation and amortization	16,221	1,158	1,479	2	18,860
Equity sponsor management fee	—	—	—	461	461
Industrial revenue bonds related expenses	246	—	—	—	246
Other	1,662	141	137	(1,438)	502

	32,913	5,587	5,748	(1,305)	42,943
Minus:
Unrealized losses on swap contracts	(307)	—	—	—	(307)

EBITDA (as defined in our senior credit facility)	$33,220	$5,587	$5,748	$(1,305)	$43,250

The following table reconciles our net earnings to EBITDA for the three months ended June 30, 2005 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$11,333	$2,130	$2,484	$(7,716)	$8,231
Interest expense, excluding amortization of debt issuance costs	76	—	—	11,049	11,125
Amortization of debt issuance costs	—	—	—	516	516
Income tax expense (benefit)	6,499	1,290	1,490	(4,342)	4,937
Depreciation and amortization	14,810	1,151	1,593	1	17,555
Equity sponsor management fee	—	—	—	432	432
Industrial revenue bonds related expenses	238	—	—	—	238
Other	1,665	137	131	(1,563)	370

	34,621	4,708	5,698	(1,623)	43,404
Minus:
Unrealized gains on swap contracts	88	—	—	—	88

EBITDA (as defined in our senior credit facility)	$34,533	$4,708	$5,698	$(1,623)	$43,316

The following table reconciles our net earnings to EBITDA for the six months ended June 30, 2006 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$18,077	$4,739	$4,747	$(16,901)	$10,662
Interest expense, excluding amortization of debt issuance costs	197	—	—	24,555	24,752
Amortization of debt issuance costs	—	—	—	762	762
Income tax expense (benefit)	9,956	2,670	2,680	(9,437)	5,869
Depreciation and amortization	32,423	2,314	2,958	3	37,698
Equity sponsor management fee	—	—	—	924	924
Industrial revenue bonds related expenses	497	—	—	—	497
Other	3,253	277	269	(2,962)	837

	64,403	10,000	10,654	(3,056)	82,001
Minus:
Unrealized losses on swap contracts	(364)	—	—	—	(364)

EBITDA (as defined in our senior credit facility)	$64,767	$10,000	$10,654	$(3,056)	$82,365

The following table reconciles our net earnings to EBITDA for the six months ended June 30, 2005 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$22,063	$4,259	$4,417	$(15,664)	$15,075
Interest expense, excluding amortization of debt issuance costs	192	—	—	22,246	22,438
Amortization of debt issuance costs	—	—	—	1,032	1,032
Income tax expense (benefit)	12,865	2,570	2,650	(9,044)	9,041
Depreciation and amortization	29,629	2,276	3,188	2	35,095
Equity sponsor management fee	—	—	—	1,107	1,107
Industrial revenue bonds related expenses	480	—	—	—	480
Other	4,074	276	264	(3,221)	1,393

	69,303	9,381	10,519	(3,542)	85,661
Minus:
Unrealized gains on swap contracts	793	—	—	—	793

EBITDA (as defined in our senior credit facility)	$68,510	$9,381	$10,519	$(3,542)	$84,868

Michael Foods, Inc. is a diversified food processor and distributor with particular interests in egg products, refrigerated grocery products, and refrigerated potato products. Principal subsidiaries include M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Crystal Farms Refrigerated Distribution Company, and Northern Star Co.

Consolidated statements of earnings follow:

Michael Foods, Inc.

Consolidated Statements of Earnings

(Unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net sales	$298,913	$301,125	$606,304	$606,089
Cost of sales	243,200	242,396	495,704	490,058

Gross profit	55,713	58,729	110,600	116,031
Selling, general & administrative	33,046	33,865	68,689	67,612

Operating profit	22,667	24,864	41,911	48,419
Interest expense, net	12,625	11,637	25,264	23,615
Other expense	—	59	116	688

Earnings before income taxes	10,042	13,168	16,531	24,116
Income tax expense	3,499	4,937	5,869	9,041

NET EARNINGS	$6,543	$8,231	$10,662	$15,075

Selected Balance Sheet Information (unaudited):	June 30, 2006	December 31, 2005
Cash and equivalents	$50,370	$42,179

Accrued interest	2,629	2,632

Total debt, including current maturities	709,393	709,723

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Risks and uncertainties also include how the Company’s cash management activities, and those of its customers and suppliers, along with the Company’s growth plans, affect working capital components. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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08-14-06